Exhibit 10.19

Development Agreement by and between
The People’s Government of Yongtai County and Hong Kong Yi Tat
International Limited Relative to the Development Known as
Yunding Park Scenic Area

Whereas:
1. The People’s Government of Yongtai County is a local people’s government entitled to dispose of the tourist resources related to the Agreement.
2. Hong Kong Yi Tat International Limited is an integrated group company, which has full operating power and capital advantage in developing, planning, integration, promoting and marketing tourist resources.
3. The Agreement aims to take advantage of the local tourist resources and speed up the development of local tourist industry.
4. The Agreement represents the policy of “strict protection, centralized administration, reasonable development and sustainable utilization” on the development of the Scenic Area.
Whereas the above cooperation aim and principle, in accordance with the relevant Chinese laws, regulations and rules, and on the principles of mutual benefit and common development, through amicable consultation, it is agreed in Fuzhou city as follows:

Article I Parties to the Agreement

1.	Party A: The People’s Government of Yongtai County Responsible person: Linqiang (Deputy County Magistrate)

2.	Party B: Hong Kong Yi Tat International Limited Legal Representative: Chen Minhua （Director of Board）

Article II the Project Zone for Cooperative Development

1. Development Zone：the development project zone of Yunding Park Scenic Area. The approximate expanse of the project is based on the expanse referred to in the Investigation Report on the Tourist Resources of Yongtai from Norh Creek to Yunshan Meadow jointly finished in April, 2008 by Yongtai Tourism Administration and Fuzhou Foreign Language and Foreign Trade Vocational College.
2. Priority Development Zone (referring to the zone where Party B shall enjoy the developing priority)：the development project zone of Jiezhukou Reservoir Lake and the Scenic Area along the shores of the Lake.

Article III the Investment Scale

1. The development project of Yunding Park Scenic Area.
1.1 The total investment on such projects as the integrated infrastructure, the tourist attraction and landscape construction, sightseeing bus and the Scenic Area guidance facilities is $25,000,000. The registration capital is $10,000,000, which shall be in place by installments within 3 years after the signature of the Agreement.
1.2 The investment on the supporting items of the Scenic Area such as leisure facilities, resort facilities, a MICE hotel with unique feature, cable car (cableway) totals $60,000,000, which shall be in place by installments according to the actual proceeding of each establishment.

2. Jiezhukou Reservoir Lake and the Scenic Area along the shores of the Lake: whereas Jiezhukou Reservoir Lake is still not formed, the Parties agree that Party B shall obtain the legal development right within one year after the formation of Jiezhukou Reservoir Water-storage Lake.
2.1 If Party B obtains the development right, the planned investment by Party B will total $10,000,000 or the amount of RMB of the same value, which shall be invested on the integrated infrastructure, pleasure boats, the Scenic Area guidance facilities, etc.
2.2 If within one year after the formation of Jiezhukou Reservoir Water-storage Lake Party B has not expressed clearly its intention to develop this Project or has expressed his decision to give up this Project, Party A shall have the right to engage in other development of the Project or invite other investments.

Article IV Cooperation Details

1. The development of the Scenic Area: Party A shall provide the tourist resources within the Scenic Area and Party B shall be in charge of the provision of the Project construction capital and the operation of the Project. Both parties shall responsible for their liabilities and share profit in accordance with the terms of the agreement.Tourism franchise item development: to develop the supporting tourism franchise items such as the transportation, cableway, cable car and pleasure boat, Party A shall grant the franchise to Party B. Party B shall be in charge of the provision of the construction capital and the operation of the items, and Party A shall charge Party B for use of the Scenic Area resources according to this Agreement.
2. Other items of operation: Party B shall operate independently other items of operation and Party A shall provide the corresponding support in policy.
3. The construction land plot of the Scenic Area development: in terms of the construction land for such fixed establishments as the entrance of the Scenic Area, the tourists center, the ticket office, the management house and the parking lot and the land for other operating items, Party A shall first report to the authorized state organs for approval and then publicize the nominal quotation of the land use right for transferring according to the fees for land expropriation (demolition) and application, etc., while Party B shall cooperate and assist in the transfer.

Article V Cooperation Duration

The cooperation duration of the Scenic Area development and the operation duration of the franchise item are the same, that is, 40 years beginning from the day when the Agreement is signed. The duration of other independent operation projects of Party B shall be decided according to relevant laws and regulations.

Article VI Rights and Obligations for Both Parties

1. Party A’s Rights and Obligations
1.1 Party A has the right to exercise supervision according to law over Party B’s tourist business within the cooperation zone and its enforcement of environmental protection. Party A shall enjoy the right to the charge for use of resources.
1.2 Party A shall guarantee that the tourist resources jointly developed by the Parties and the relevant franchise items are monopolistic and exclusive, and without the consent of Party B shall not be granted to any other party in any other way for development, use or operation.
1.3 Party A shall be in charge of harmonizing the relationship between villages, residents and work units within the Project zone and the relevant interest allocations.
1.4 Party A shall handle well the work of land expropriation (demolition) and report for approval involved in the project construction of the Scenic Area in accordance with the general plan of the Scenic Area and relevant laws.
1.5 Party A shall regard the road construction within the project zone of Yunding Park Scenic Area as part of the infrastructure project of the tourist development.
1.6 Party A shall be in charge of terminating the enforcement of all original agreements and documents related to the tourism development and operation within the Project zone(if there are), and handle well the after-care work.
1.7 Party A shall support Party B to operate independently according to law and protect Party B’s legal rights and interests based on this Agreement.
1.8 Party A shall play an active role in harmonizing the relationship between Party B and the local people living around the Scenic Area.
1.9 Within the Scenic Area, the original farmers shall be allowed to engage in farming or aquaculture in their original scale or in the planned zone.
1.10 During the term of the Agreement, unless the development of the Scenic Area has to be terminated due to a great change in the law or the state policy, Party A shall not unilaterally dissolve the Agreement.

2. Party B’s Rights and Obligations
2.1 Party B has the right to operate the Scenic Area independently according to law and decide independently the development models for the Scenic Area, the various franchise items and other tourist service items within the Scenic Area.
2.2 After the formation of Jiezhukou Reservoir Water-storage Lake, Party B shall enjoy the developing priority to the tourist resources in Jiezhukou Reservoir zone.
2.3 Party B shall pay to Party A the charge for the use of the Scenic Area resources and other relevant fees according to the covenants of the Agreement, and shall pay tax according to law, but the other operation income shall be enjoyed and disposed of by Party B.

2.4 Party B has the right to mortgage and pledge its rights and interests under the Agreement.
2.5 Party B shall submit the pre-application of the project land use to Party A according to the general plan of the Scenic Area. After bidding for and gaining the land, Party B shall bear the relevant fees according to regulations.
2.6 Party B has the right to spend all of the project capital gained in the process of project application on the development and construction of the Project according to the actual situation of the Project.
2.7 Party B shall accept the administration and supervision of the state administration sector and industry sector according to relevant laws and regulations.
2.8 Party B shall engage a qualified planning and designing institution to make the general plan of the Scenic Area in accordance with the General Plan of Yongtai Tourism General Plan.
2.9 According to the relevant laws and regulations, Party B shall engage a qualified institution to prepare an Environmental Impact Report and go through the formalities of the inspection and approval in environmental protection.
2.10 Party B shall act in accordance with the relevant standard of scenic area development and the General Plan of Yongtai Tourism General Plan.
2.11 Party B shall conduct its development, operation and management activities in accordance with the laws, rules and regulations on “the Scenic Area” approved by the state government or Fujian People’s Government, and protect the natural tourist resources within the Scenic Area from possible damages.
2.12 When the Agreement has expired, under the same conditions, Party B shall have the priority to renew the Agreement.
2.13. Party B shall ensure the safety of tourists and their property according to the relevant regulations on production safety and operation safety.
2.14 Party B shall fulfill the investment scale on schedule according to the covenants in Article 3 of this Agreement.
2.15 If Party A organizes activities to increase the value of Yongtai tourist resources, such as applying for Qingyun Mountain as Geopark, and it involves the Scenic Area jointly developed by the Parties, Party B shall actively respond and give support.

Article VII  Management of Scenic Area and Distribution of Profits

1. Party A or its subordinate functional department shall exercise such administrative management as planning, management and supervision toward the Scenic Area according to law.
2. According to Article 3 and Article 4 of the Agreement, Party A shall not take part in the profit-making business operations within the Scenic Area.
3. According to Article 4 of the Agreement, Party B shall enjoy the investment income right.
3.1 According to the Agreement, Party B shall invest on the development of the Scenic Area and at the same time enjoy the investment income right.

3.2 Party B shall enjoy the right to the following investment income: the remaining income after RMB 5,000,000 of the actual yearly admission fee income has been deducted during the first ten years; the remaining income after 5% of the actual yearly admission fee income has been deducted during the second ten years; the remaining income after 6% of the actual yearly admission fee income has been deducted during the third ten years; the remaining income after 7% of the actual yearly admission fee income has been deducted during the fourth ten years. All the above incomes shall be paid in a lump within two months after each fiscal year.
4. According to Article 4 of the Agreement, Party B shall pay Party A the charge for use of the Scenic Area franchise item resources.
The charge for use of the Scenic Area franchise item resources includes: not less than 3% of the actual yearly business income of the Scenic Area franchise items during the first ten years; not less than 4% of the actual yearly business income of the Scenic Area franchise items during the second ten years; not less than 5% of the actual yearly business income of the Scenic Area franchise items during the remaining years. All the above charges shall be paid in a lump within two months after each fiscal year.

Article VIII Ticket Price and Its Report for Approval

1. In terms of the examination, approval and adjustment of the ticket prices for the franchise items, Party B shall propose a plan and Party A shall promptly examine and approve it or report it for approval.
2. Party A shall be in charge of the business of the Scenic Area admission fee, which Party A can entrust Party B to charge and manage according to the actual situation.
3. Party B can propose a constructive plan on the ticket price of the Scenic Area, which Party A shall promptly study, examine, approve or report for approval.

Article IX Termination of the Agreement and Disposal of Assets

1. If the Agreement has to be terminated in advance due to a big change in the state laws or policies, Party A shall reimburse Party B for the termination in the following way: Party A pay Party B the Scenic Area resource fee and the charge for use of the resource gained by Party A in the year before the termination of the Agreement as an reimbursement for the assets formed by the actual investment of Party B and the intangible assets such as the brand formed by Party B’s operation and management.
2. When the Agreement has expired and the Parties have not renewed the Agreement, the Parties shall engage qualified evaluation institution to evaluate the fixed assets invested by Party B (the required fee shall be born by Party B). Party A shall pay Party B according to the evaluated value within one month after Party A has succeeded in disposing of the fixed assets legally or decided to operate by itself. Before the auction is successful, Party A shall not transfer the operating right to any third Party. At the same time, Party A shall reward Party B with the Scenic Area resource fee and the charge for use of the resource gained by Party A in the year before the expiration of the Agreement for the intangible assets such as the brand formed by Party B’s operation and management.

Article X  Assignment of Rights and Obligations

1. To implement the Project development of the Agreement, Party B shall found and register a new company in Yongtai after the Agreement has come into force. The Parties agree that the new company founded by Party B shall succeed to and enjoy the rights and obligations regulated in the Agreement.
2. The Agreement has the same binding force to the modified entity, successor, assignee or the merged or split company, if any event including but not limited to the following may happen: change of name, change of legal representative, merger and split of company, adjustment of administrative division.

Article XI  Representations and Warranties

1. The Parties are civil subjects with equal status when they are signing the Agreement. The Parties sign the Agreement of their own will and have a full understanding of the terms and conditions of the Agreement.
2. There exists not any unfinished lawsuits or other legal procedures that is related to the Agreement or may be related to the Agreement and that may influence the execution of the Agreement or the future management or operation of Party B. There exists no danger or threat from such lawsuits or other legal procedures.

Article XII  Settlement of Disputes over the Agreement

1. If any disputes arise from or in connection with the present Contract, and the Parties cannot reach an agreement through consultation, either Party may file a lawsuit with Yongtai people’s court or Fuzhou intermediate people’s court according to the requirement of jurisdiction.
2. If such disputes or lawsuits over certain rights and liabilities arise, the fulfillment of other rights and liabilities prescribed in the Agreement shall not be influenced.
3. The making and fulfilling of the Agreement shall be in accordance with Chinese laws.

Article XIII  Liabilities for Breach of Contract

1. In case of breach of contract by Party A’s retrieving of the operating right of the Scenic Area, Party A shall assume the following liabilities:
1.1 to pay 150% of the evaluated value of the assets formed by the actual investment of Party B as penalty;
1.2 to compensate Party B for its direct financial loss.

2. If Party B has not paid the resource fee and the franchise fee on schedule according to the Agreement, it shall bear the penalty fee for overdue payment calculated by doubling the corresponding interest rates on bank loans.

3. If either Party has broken the agreement by failure to fulfill all or part of its liabilities prescribed by the Agreement and caused loss to the other Party, the breaching Party shall bear the responsibility of loss compensation. If breach of contract has led to invalidity of the Agreement, the breaching Party shall bear the responsibility in the following way:
3.1 If it is Party B’s breach of contract that has led to invalidity of the Agreement, Party A shall have the right to terminate the Agreement in advance and retrieve the operating right of the Scenic Area, and Party B shall bear the compensation responsibility for Party A’s loss.
3.2 If it is Party A’s breach of contract that has led to invalidity of the Agreement, Party B shall have the right to demand Party A to promptly correct its wrong doings so as to continue its fulfillment of the Agreement. If Party A has failed to do that, Party B shall have the right to terminate the Agreement in advance, and Party A shall bear the same liabilities for breach of contract prescribed in Section 1 of this Article.
4. If for breach of contract by Party B the registered capital has not come in place in the time prescribed by the state, or Party B has failed to complete the development of and operate formally the construction project within five years according to the plan, which is prescribed in Point 1 of Section 1 of Article 3, Party A shall have the right to demand that Party B start the construction promptly, or Party A shall have the right to terminate the Agreement in advance and retrieve the operating right of the Scenic Area.

Article XIV  Supplementary Provisions

1. That either Party does not exercise or only partly exercises its rights prescribed in the Agreement does not mean that it abandons the rights.
2. If parts of the terms in the Agreement become invalid, it shall not influence the validity of the other terms in the Agreement.
3. Any supplement or amendment to the Agreement shall be made in written form and shall come into force once it is signed and chopped by the legal representatives of the Parties. Matters that are not covered by the present Agreement shall be worked out by both parties through consultations and provided for in supplementary agreements. All the above mentioned supplement, amendment and supplementary agreement shall be equally binding as the present Agreement.
4. The Agreement shall come into force once it is signed and chopped by the legal representatives of the Parties.
5. The present Agreement is done in sextuplicate originals, with three for each party, all originals being equally authentic.

IN WITNESS WHEREOF the parties hereto have hereunder set their hands on November 27, 2008 in Xiamen.

Party A: The People’s Government of Yongtai County
Address: 1 Xianfu Street Zhangcheng Towship Yongtai County Fujian Province
Legal Representative:

Party B: Hong Kong Yi Tat International Limited
Address:
Legal Representative: